                                                                   Exhibit 10.15

                               T-Mobile USA, Inc.

                      Java Wireless Applications Agreement
                      ------------------------------------

     THIS JAVA WIRELESS APPLICATIONS AGREEMENT (the "Agreement") is made by and between T-Mobile USA, Inc., a Delaware corporation ("T-Mobile"), and Dwango North America, Inc., a Texas corporation ("Content Provider"), whose primary business address is 5847 San Felipe St., Suite 2825, Houston, Texas 77057-3000, and is effective as of Sept. 3/rd/, 2003 or, if not filled in, the later of the two signature dates below (the "Effective Date").

     T-Mobile is developing a component of its wireless communications and data network that enables T-Mobile's subscribers to discover, purchase, download, and use J2ME games and other J2ME-based applications ("Java Content") on Wireless Devices via T-Mobile Internet Services.

     Content Provider provides Java Content formatted for discovery, download, and use on Wireless Devices.

     The parties desire to make available the wireless Java Content of Content Provider and to enable T-Mobile Subscribers to access, purchase, download, and use Java Content and/or related services made available by Content Provider.

This Agreement consists of this cover page, the NDA (defined below), the attached Terms and Conditions, and the Exhibits hereto (collectively, the "Agreement").

     EXHIBITS

     Exhibit A - Content Provider Deliverables
     Exhibit B - T-Mobile Deliverables
     Exhibit C - Compensation and Payment
     Exhibit D - T-Mobile Java Platform Applications Product Requirements
                 Document ("Java PRD")
     Exhibit E - T-Mobile Java Applications Submission Document

--------------------------------------------------------------------------------
     EACH PARTY'S SIGNATURE BELOW ACKNOWLEDGES THAT SUCH PARTY HAS READ AND
       UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND
                           AGREES TO BE BOUND BY THEM.
--------------------------------------------------------------------------------
Content Provider                          T-MOBILE USA, Inc.


By: /s/ Rick J. Hennessey                 By: /s/ Nick Sears
   -----------------------------------       -----------------------------------
Title: President                          Title: VP Pwd Mkt
      --------------------------------          --------------------------------
Date:  09.03.03                           Date:  10/1/03
     ---------------------------------         ---------------------------------
--------------------------------------------------------------------------------

                              TERMS AND CONDITIONS

1. Definitions. As used herein, the following terms have the following meanings:

"Affiliate" means, with respect to either party, an entity that controls (whether through ownership of a controlling equity interest, majority of board members, by contract or otherwise), is controlled by, or is under common control with said party.

"Commercial Launch Date" means the date upon which the Content Provider content is first made available to Users through the T-Mobile Internet Service.

"Content Provider Marks" means those Marks of Content Provider as Content Provider may from time to time notify T-Mobile to be "Content Provider Marks" in connection with this Agreement.

"Content Provider Mobile Services" means any and all games or other applications containing Java Content as described in Exhibit A (as such may be amended or supplemented from time to time by mutual agreement of the parties) and accessible through the T-Mobile Internet Service. It also includes any applicable network services, related WML content, and HTML content and services.

"Content Provider User Data" means identification and usage data provided by T-Mobile or Users to Content Provider or collected by Content Provider in connection with a User's use of the Content Provider Mobile Services. However, Content Provider User Data does not include Header Information, Gateway Data, or User Profile information provided or transmitted by T-Mobile or Users, except where such User Profile information is keyed in by Users directly to Content Provider while a User is connected to the Content Provider network. Content Provider User Data includes aggregate, anonymous User demographic information collected or derived by Content Provider from sources other than T-Mobile, e.g. focus group research.

"Equipment" means those certain wireless microbrowser handsets (and other wireless devices, if any) that support the T-Mobile Internet Service, as identified by T-Mobile in writing from time to time.

"Gateway Data" means the number of times a User accesses the Content Provider Mobile Services, the time spent by a User within the Content Provider Mobile Services, the total number of pages on which such User clicks while inside the Content Provider Mobile Services, and the URLs accessed by the User during the session.

"Header Information" means the information, including without limitation, subscriber identification information, internet protocol address and network equipment identifier, transmitted as the header in data packets sent through the T-Mobile Internet Service to the Content Provider Mobile Services.

"Intellectual Property Rights" means all intellectual property rights in any jurisdiction, whether existing under intellectual property, unfair competition or trade secret laws, or under statute or at common law or equity, including but not limited to: (i) copyrights, trade secrets, trademarks, trade names, patents, inventions, designs, logos and trade dress, "moral rights," mask works, rights of personality, publicity or privacy, and any other intellectual property and proprietary rights; and (ii) any application or right to apply for any of the rights referred to in this clause; and (iii) any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

"Look and Feel" means the general background of the Equipment screen while executing applications of the Content Provider Mobile Services, (whether on a wireless handset or other device) and the functionality and user interfaces relating to such screen. It does not include any look and feel of the Equipment while executing applications other than the Java Content.

"Marks" means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia, domain names, and other source or business identifiers.

"Person" means any natural person, corporation, partnership, limited liability company, or other legal entity.

"T-Mobile Internet Service" means any or all items included in data products and services offered by T-Mobile to Users that allow Users to access content sourced from the Internet that is either pushed to or pulled by the User through the Equipment.

"T-Mobile Marks" means those Marks of T-Mobile as T-Mobile may from time to time notify Content Provider to be "T-Mobile Marks" in connection with this Agreement.

"T-Mobile User Data" means the following identification and usage data provided by Users to T-Mobile or collected by T-Mobile in connection with the User's use of the Content Provider Mobile Services (a) Gateway Data, (b) Header Information, (c) User Profile and (d) any other User Data which is not expressly included within the definition of Content Provider User Data. Other than Gateway Data, T-Mobile User Data does not include data arising from Users' activities within the Content Provider Mobile Services.

"User" means any Person who accesses the Content Provider Mobile Services via the T-Mobile Internet Service.

"User Data" means T-Mobile User Data and Content Provider User Data.

"User Profile" means User identification information such as name, address, email addresses, rate plan information or any other profile information that may be collected by T-Mobile in connection with a User's use of the T-Mobile Internet Service or use of Content Provider Mobile Services, whether or not passed by T-Mobile to Content Provider through the T-Mobile Internet Service.

2.   Content Provider Mobile Services

     2.1 Deliverables. Content Provider will provide to T-Mobile the deliverables identified on, and in accordance with the terms contained in, Exhibit A hereto. T-Mobile will provide to Content Provider the deliverables identified on, and in accordance with the terms contained in, Exhibit B hereto. Prior to making a material modification to the features or functionality of the Content Provider Mobile Services as described in Exhibit A, Content Provider must present such modification to T-Mobile for review and consultation with a reasonable amount of time to permit T-Mobile to provide feedback on the modification. In the event T-Mobile disapproves such modifications, T-Mobile may terminate, upon prior notice, this Agreement or, at its option, that portion of the Content Provider Mobile Services which have been materially modified, or may require Content Provider to provide the unmodified Content Provider Mobile Services for the remainder of the Term.

     2.2 Financial Terms. The respective obligations of the parties with respect to fees to be paid related to this Agreement are set forth in Exhibit C. Unless otherwise set forth in the Exhibits, the following general terms apply:
(a) each party will pay to the other party all amounts due hereunder when due or when invoiced, as the case may be; and (b) any undisputed amounts not paid when due, or as invoiced, will be subject to a finance charge equal to one percent (1%) per month or the highest rate allowable by law, whichever is less. Where an invoiced amount is disputed in good faith, the parties will meet and confer in a manner reasonable under the circumstances to resolve the dispute. Where the resolution indicates underpayment or overpayment, such correction shall be paid within thirty (30) days of the resolution or the above finance charge will apply thereafter to the amount owed until paid.

     2.3  Service Requirements

          2.3.1 Trademark Guidelines. Content Provider will at all times comply with the T-Mobile Trademark Guidelines with respect to any use by Content Provider of T-Mobile Marks, in form as provided by T-Mobile. T-Mobile will at all times comply with Content Provider's mobile logo and Content Provider trademark guidelines with respect to any use by T-Mobile of Content Provider Marks, in form as provided by Content Provider. Either party may modify its respective trademark guidelines from time to time upon and will provide written notice thereof to the other party, whereupon the other party will comply with the trademark guidelines as modified.

          2.3.2 Hosting and Service Levels. T-Mobile will provide all network connectivity, authentication, billing, hosting, serving, download and related first-tier customer support activities in support of the Content Provider Mobile Services. For network enabled games, or games that allow Users to check high-scores, interact with other subscribers and similar type of network pulled features, Content Provider will host and provide such services and connectivity in compliance with an agreed-upon attached Service Level Agreement.

          2.3.3 Service Prohibitions. Content Provider represents and warrants that the Content Provider Mobile Services: (i) do not and will not violate or infringe upon the rights of any third party (including, for example, copyrights, trademarks, privacy, or other personal or proprietary rights); (ii) are not unlawful, harmful, threatening, defamatory, obscene, harassing or racially objectionable; (iii) do not depict sexually explicit images; and (iv) do not promote unreasonable violence or illegal activities (bearing in mind that certain game genres contain, e.g., inherent simulated violence and/or reference to illegal activities). Notwithstanding anything to the contrary in this Agreement, T-Mobile may, in its sole discretion, remove, suspend or otherwise disable User access to any of the Content Provider Mobile Services if, in T-Mobile's sole discretion, the Content Provider Mobile Services: (a) infringe upon the rights of any third party (including, for example, copyrights, trademarks, privacy, or other personal or proprietary rights); (b) are unlawful, harmful, threatening, defamatory, obscene, harassing or racially objectionable;
(c) contain sexually explicit images; or (d) promote unreasonable violence or illegal activities.

          2.3.4 Online Advertising. Content Provider may include (a) advertising on the Content Provider Mobile Services, giving T-Mobile twenty percent (20%) of the User generated revenues there from; and (b) advertising, sponsorships, inserts and product/service tie-ins, including but not limited to game title within the games, content and other applications (if any) which Content Provider makes available to Users through the Content Provider Mobile Services, giving T-Mobile twenty percent (20%) of the User generated revenues there from. Any such advertising, sponsorships, inserts and/or product/service tie-ins shall be relevant to the premise of the game or application, may not detract from game play, and may not promote the products or services of any competitor of T-Mobile or its Affiliates. In the event the parties agree to include a game or other application within the Content Provider Mobile Service on an exclusive basis, the parties will negotiate in good faith an equitable share of the advertising revenue generated thereby and reflect such agreement in an amended Exhibit A.

          2.3.5 Service Security. The parties agree to maintain an appropriate level of security and integrity for the T-Mobile network and its Users in connection with the Content Provider Mobile Services, including but not limited to, implementing procedures to prevent third parties who use the

Content Provider Mobile Services from sending or transmitting to Users (a) unsolicited data or messages, (b) viruses or (c) a volume of messages that unreasonably burdens the T-Mobile network. Content Provider will immediately notify T-Mobile if it knows or has reason to know that any such unsolicited data, messages or viruses are being sent to Users by virtue of such Users' use of the Content Provider Mobile Services and agrees to use its best commercially reasonable efforts to prevent and/or block any such unsolicited data, messages or viruses from being sent to Users. Content Provider agrees to notify T-Mobile immediately if it knows or has reason to know that Users are being sent an unusual or abnormal flow, number or type of messages in connection with the Content Provider Mobile Services and will use cooperate with T-Mobile to prevent continuing transmission of such data or messages to Users.

     2.4 Privacy and User Data. Notwithstanding anything in this Agreement to the contrary, the data collected by a party from Users will be subject to that party's standard privacy policies and the security, privacy and confidentiality provisions contained in this Agreement. Each party's privacy policy will conform to applicable legal requirements and industry standards for protection of online privacy and security. T-Mobile will use commercially reasonable efforts to comply with Content Provider's requests for aggregate and statistical reporting of User data, from time to time.

          2.4.1 Restrictions on Use of T-Mobile User Data. Content Provider agrees that it will only use T-Mobile User Data to perform its obligations under this Agreement. Content Provider will not use any T-Mobile User Data for direct marketing or promotions to Users. Content Provider will not distribute T-Mobile User Data to any third party or allow any third party to access T-Mobile User Data without the prior written approval of T-Mobile. Content Provider may not provide, authorize, or allow any third party (including subsidiaries and affiliates) to provide, any T-Mobile User Data to any wireless carrier or any non-United States government. Content Provider will store all T-Mobile User Data collected by Content Provider during the Term in the United States, and make all T-Mobile User Data collected and stored by Content Provider during the Term available to T-Mobile or T-Mobile's designee for at least two
(2) years from the later of the creation or collection of such T-Mobile User Data by Content Provider. Content Provider will not, at any time, store or send T-Mobile User Data, in any form, outside of the United States. Content Provider will ensure that any and all User Data is not and will not be subject to any mandatory foreign destruction laws. To the extent Content Provider is permitted to provide and does provide T-Mobile User Data to any third party (including subsidiaries and affiliates) in accordance with this Agreement, such third party must either (a) agree to be bound by the terms and conditions relating to use of T-Mobile User Data as set forth in this Agreement, or (b) use and enforce privacy policies which are no less restrictive as to T-Mobile User Data than the provisions of this Agreement.

          2.4.2 Restrictions on Use of Content Provider User Data. T-Mobile agrees that it will only use Content Provider User Data to perform its obligations under this Agreement. T-Mobile will not use any Content Provider User Data for direct marketing or promotions to Users. T-Mobile will not distribute Content Provider User Data to any third party without the prior written approval of Content Provider.

          2.4.3 Ownership of User Data. The parties agree that all T-Mobile User Data will be owned by T-Mobile and all Content Provider User Data will be owned by Content Provider.

          2.4.4 Aggregate Data. The parties agree to cooperate in good faith to share with each other on a confidential basis on the other's request aggregate, anonymous information (not containing or referring to personally identifiable information) regarding Users' use of the Content Provider Services, to the extent that sharing of information is permitted by other Content Provider agreements.

     2.5 Publicity. Neither party may issue any publicity or general marketing communications concerning their relationship without the prior written consent of the other party, which may be withheld in that party's sole discretion.

3.   Certain Rights Granted

     3.1 Content Provider Grant. Subject to the terms and conditions of this Agreement, Content Provider hereby grants to T-Mobile the non-exclusive right, within the United States, Canada and Mexico, to use, reproduce, and distribute the Content Provider Mobile Services in order to enable Users to access the Content Provider Mobile Services and all content or applications within the Content Provider Mobile Services through Equipment via the T-Mobile Internet Service. Notwithstanding the foregoing, Content Provider agrees and understands that T-Mobile USA, Inc. customers may access the Content Provider Mobile Services from countries other than the United States, Canada and Mexico when using the T-Mobile Internet Service.

     3.2 Notices. Neither party may remove, obscure or alter any notices of Intellectual Property Rights appearing in or on any materials provided by the other party.

     3.3 T-Mobile Marks License. Subject to the other provisions of this Agreement (including without limitation Section 3.5), T-Mobile hereby grants Content Provider the right to use, reproduce, publish, perform and display the T-Mobile Marks in promotional and marketing materials, content directories and indices, and electronic and printed advertising, publicity, press releases, newsletters and mailings about Content Provider and its relationship with T-Mobile and the Content Provider Mobile Services.

     3.4 Content Provider Marks License. Subject to the other provisions of this Agreement (including without limitation Section 3.5), Content Provider hereby grants T-Mobile the right to use, reproduce, publish, perform and display the Content Provider Marks in and in connection with the development, use and reproduction of promotional and marketing materials, content directories and indices, and electronic and printed advertising, publicity, press releases, newsletters and mailings about T-Mobile and its relationship with Content Provider.

     3.5 Use of Marks. Prior to each new use of any of the other party's Marks in the manner permitted herein, the party using such Marks must submit a sample of such proposed use to the other party for its prior written approval, which may not be unreasonably withheld or delayed. Once a party approves a particular use of a Mark, the approval will remain in effect for such use until withdrawn with reasonable prior written notice. Without limiting the generality of the foregoing, each party must strictly comply with all standards with respect to the other party's Marks which may be furnished by such party from time to time, and all uses of the other party's Marks in proximity to the trade name, trademark, service name or service mark of any other Person must be consistent with the standards furnished by the other party from time to time. Further, neither party may create a combination mark consisting of one or more Marks of each party. All uses of the other party's Marks shall inure to the benefit of the party owning such Mark and each party hereby assigns to the other any goodwill arising from such party's use of the other's Marks. Each party hereby acknowledges and agrees that, as between the parties hereto, the other party is the owner of the Marks identified as its Marks on the applicable attachment to the Agreement.

     3.6 Non-Exclusivity. Each party acknowledges and agrees that the rights granted to the other party in this Agreement are non-exclusive and that nothing in this Agreement prohibits either party from participating in business arrangements similar to those described herein.

4.   Warranties, Indemnification and Limitation of Liability

     4.1 Warranties. Each party to this Agreement represents and warrants to the other party that (a) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) its execution of this Agreement by such party and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound; and (c) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

     4.2 Indemnification. Each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party and its Affiliates (the
"Indemnified Party"), and the respective directors, officers, employees, suppliers, and agents of the Indemnified Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) (collectively, "Claims") arising out of or in connection with any third-party claim alleging (i) any breach of such party's representations or warranties or covenants set forth in this Agreement, (ii) that any advertisements or other content or materials served to such party to or through the Content Provider Mobile Services contains any material that is obscene, libelous, or defamatory, or infringes any Intellectual Property Rights or other rights of any third party, (iii) any misuse or unauthorized disclosure of User Data in violation of the terms of this Agreement, (iv) in the case of Content Provider, that the Content Provider Mobile Services, including any content, technology, or information contained therein or used in the creation, operation, maintenance, or use thereof, including use (within the United States, Canada or Mexico) on or through T-Mobile's telecommunications network infringes on the Intellectual Property Rights of any person, or (v) in the case of T-Mobile, that the T-Mobile Internet Service or the technology or information used by T-Mobile in the creation, operation or maintenance of the wireless telecommunications network used to deliver the T-Mobile Internet Service (excluding Section 4.2(iv) above) infringes on the Intellectual Property Rights of any person. The obligations of the Indemnifying Party are subject to the requirements that (a) the Indemnified Party notify the Indemnifying Party in writing within a reasonable time after the Indemnified Party is notified of a claim (provided, failure to provide timely notice will not alter the Indemnifying Party's duties hereunder except to the extent such party is materially prejudiced thereby), (b) the Indemnifying Party have primary control of the defense of the claim (except that, if an Indemnified Party elects to do so, it may participate in the defense at its own expense) and all related monetary settlement negotiations (it being agreed that any non-monetary terms, including any licensing terms, of any settlement of a claim that directly affects the Indemnified Party shall require the prior written approval of the Indemnified Party), and (c) the Indemnified Party provides the Indemnifying Party with reasonable assistance, information and authority necessary for the Indemnifying Party to perform its obligations under this section; provided always that the Indemnified Party will not be required to admit liability under any circumstances. Reasonable out-of-pocket expenses incurred by an Indemnified Party in providing such assistance must be reimbursed by the Indemnifying Party promptly upon receipt of an account of such expenses. The obligations of the parties as set forth in this Section shall survive expiration or termination of this Agreement for any reason.

     4.3  Limitation of Liability; Disclaimer

          4.3.1 Liability. EXCEPT WHERE SUCH LIABILITY ARISES PURSUANT TO AN INDEMNIFIED CLAIM OR A BREACH OF CONFIDENTIALITY OBLIGATIONS, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT FOR LIABILITY ARISING UNDER THE INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS ABOVE,

THE AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE TOTAL OF ALL AMOUNTS RECEIVED BY T-MOBILE HEREUNDER.

          4.3.2 No Additional Warranties. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY: (A) IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR (B) IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

5.   Term and Termination

     5.1 Term. The initial term of this Agreement will commence on the Effective Date and, unless earlier terminated as provided below, will end one year after the commercial launch of the Content Provider Mobile Service on the T-Mobile Internet Service (the "Commercial Launch Date"); provided that the term will automatically renew for successive three-month periods, unless either party provides written notice of termination to the other party no less than thirty
(30) days prior to the end of the then-current renewal term. The initial term together with any renewal terms will be referred to herein as the "Term."

     5.2 Termination. Either party may terminate this Agreement upon not less than thirty (30) days' prior written notice to the other party of any material breach hereof by such other party, provided that such other party has not cured such material breach within such thirty (30)-day period.

     5.3 Effect of Termination. Upon termination of this Agreement for any reason, all rights and obligations of the parties hereunder will be extinguished, except that: (a) all accrued payment obligations hereunder will survive such termination or expiration; (b) termination of this Agreement will have no effect on licenses of content previously granted to Users, which will continue in accordance with their terms, and (c) the rights and obligations of the parties under Sections 2.4, 4, 5, 6, 7 and 8 will survive such termination or expiration.

     5.4 Suspension. In the event the Content Provider Mobile Service fails to meet T-Mobile's standards, including but not limited to quality, uptimes, and customer satisfaction, T-Mobile may suspend the link(s) to the Java Content upon notice to Content Provider. Thereafter, Content Provider shall have thirty (30) days to cure all noted deficiencies after which, if such are not cured, they shall become material breach defaults which may lead to termination of this Agreement by T-Mobile under this Section 5.

6.   Intellectual Property

     6.1 T-Mobile. As between T-Mobile and Content Provider, and except for the licenses and rights granted herein by Content Provider, which shall remain the sole property of Content Provider and its licensors, T-Mobile reserves and retains all right, title and interest, including but not limited to all Intellectual Property Rights in the technology owned or licensed from third parties by T-Mobile in connection with this Agreement, and no title to or ownership of any of the technology is transferred to Content Provider or any other Person under this Agreement. Without limiting the foregoing, as between the parties, T-Mobile retains all Intellectual Property Rights and all other right, title and interest in and to the T-Mobile Internet Service (but excluding any items supplied by Content Provider) and the T-Mobile Marks. Except as specifically set forth in this Agreement, Content Provider obtains no right to use T-Mobile Intellectual Property Rights beyond the term of this Agreement.

     6.2 Content Provider. As between T-Mobile and Content Provider, and except for the licenses and rights granted herein by Content Provider, which shall remain the sole property of Content Provider and its licensors, Content Provider reserves and retains all right, title and interest, including but not limited to all Intellectual Property Rights in the technology owned or licensed from third parties by Content Provider in connection with this Agreement and no title to or ownership of any of the technology is transferred to T-Mobile or any other Person under this Agreement. Without limiting the foregoing, as between the parties, Content Provider retains all Intellectual Property Rights and all right, title and interest in and to the Content Provider Mobile Services (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, the Look and Feel, Marks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by T-Mobile) and the Content Provider Marks. Except as specifically set forth in this Agreement, T-Mobile obtains no right to use Content Provider Intellectual Property Rights beyond the term of this Agreement.

     6.3 Further Assurances. Each party will take, at the other party's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 6.

7.   Confidentiality

The terms and conditions of the Non-Disclosure Agreement dated effective April 4, 2003 ("NDA") entered into between the parties are hereby incorporated into this Agreement, and will apply during the Term hereof, and for two (2) years thereafter. To the extent that any terms of the NDA conflict with any terms in this Agreement, this Agreement will control. The terms and conditions of this Agreement are Confidential Information, as defined in the NDA.

8.   General Provisions

     8.1 Independent Contractors. T-Mobile and Content Provider are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between T-Mobile and Content Provider. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

     8.2 Attorneys' Fees. If any arbitration or court action is commenced by either party, the substantially prevailing party in that action is entitled to recover its out-of-pocket expenses, including without limitation court costs and reasonable attorneys' fee, incurred therein.

     8.3 Choice of Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Washington without reference to its choice of law rules. The parties hereby submit to the exclusive jurisdiction of the state and federal courts sitting in King County, Washington regarding any dispute arising under this Agreement or in connection herewith, and waive all objection to said jurisdiction, including without limitation forum non conveniens.

     8.4 Assignment. Neither party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld, provided, however, that either party may assign this Agreement to an Affiliate of that party or pursuant to a merger, consolidation, corporate reorganization, or sale of all or substantially all of the assigning party's stock or relevant business assets. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

     8.5 Nonwaiver. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

     8.6 Force Majeure. Neither party will be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control. Should a force majeure event continue for more than thirty (30) days, the other party shall be free to terminate this Agreement effective immediately upon the giving of notice thereof.

     8.7 Notices. Any notice or other communication required or permitted to be given hereunder must be given in writing and delivered in person, mailed, or delivered by recognized courier service, properly addressed to the applicable party at its address specified on the cover sheet to this Agreement, with a copy to the applicable party's Legal Department, and will be deemed effective upon receipt. Either party may from time to time change the individual to receive notices or its address by giving the other party notice of the change in accordance with this section.

     8.8 Invalidity. If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, the remaining provisions will remain in full force and effect. If any provision of this Agreement is, for any reason, determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision must be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

     8.9 Integration; Amendment. This Agreement and the NDA contain the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous agreements or negotiations between the parties concerning the same subject matter. This Agreement cannot be amended except by a writing signed by both parties.

     8.10 Counterparts; Electronic Signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies (as defined below) of the Agreement will be equivalent to original documents until such time as original documents are executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission which reflect the signature of a party or of the parties.

                                 EXHIBITS FOLLOW

                                    EXHIBIT A

                          CONTENT PROVIDER DELIVERABLES

1.   Applications:

     a. Minimum Features. This Agreement is intended to set forth the terms and conditions under which Content Provider will provide the Content Provider Mobile Services across the T-Mobile Telecommunications Network to Users with Equipment. Content Provider will provide T-Mobile with the data and applications in appropriate form as described in the T-Mobile Submission Document, attached hereto as Exhibit E (which shall be completed by Content Provider and submitted to T-Mobile as to each application of Java Content) in a mutually agreed format (email, diskette or FTP) for incorporation into the T-Mobile Internet Service. Content Provider will make the Content Provider Mobile Services available to T-Mobile for testing and approval as provided below. In providing the Content Provider Mobile Services, Content Provider agrees to comply with the requirements of the Java PRD attached to the Agreement as Exhibit D. Content Provider will make available for release on the Content Provider Mobile Services, at a minimum, the following titles as of the Commercial Launch Date:

          .  Star Exceed
          .  Dwango Racing
          .  Jumpyon
          .  AquaX
          .  BlackJack
          .  Slots
          .  Roulette
          .  Casino Suite (Subscription)

     b. Handsets/Wireless Devices: The above titles will be available to T-Mobile on the Commercial Launch Date and according to the delivery schedule outlined below and optimized for the following color T-Mobile devices:

Game Title      Min MSRP           Production Dates
-----------------------------------------------------------------------------------------------------------------
                                   Samsung         Samsung         Nokia           Nokia           Moto
                                   S105            X105            3650            3595            V300
Star Exceed     $  [*]             [*]             [*]             [*]             [*]             [*]
dwango Racing   $  [*]             [*]             [*]             [*]             [*]             [*]
JumPuyon        $  [*]             [*]             [*]             [*]             [*]             [*]
BlackJack       $  [*]             [*]             [*]             [*]             [*]             [*]
Slots           $  [*]             [*]             [*]             [*]             [*]             [*]
Roulette        $  [*]             [*]             [*]             [*]             [*]             [*]
Casino Sub*     $  [*]             [*]             [*]             [*]             [*]             [*]
AquaX           $  [*]             [*]             [*]             [*]             [*]             [*]

* Monthly subscription fee.

     c.   Schedule:



----------------
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (1) The parties will cooperate in good faith to make a test version of the Java Content available for T-Mobile's beta testing process as promptly as practicable after signing the Agreement (or an amendment to Exhibit A for later-added Java Content) and in any event no later than fifteen (15) days thereafter, unless otherwise agreed to by the parties. T-Mobile will test the Java Content and communicate any errors or usability problems that it observes promptly to Content Provider.

          (2) Both parties will use commercially reasonable efforts to complete development and beta testing in order to prepare the Java Content for full-scale commercial use with the T-Mobile Internet Services as promptly as practicable after signing the Agreement (or an amendment to Exhibit A for later-added Java Content) and in any event no later than thirty (30) days thereafter, unless otherwise agreed to by the parties. Content Provider acknowledges that T-Mobile, in its sole discretion, will be entitled to determine the Commercial Launch Date of each item of Java Content as made available via the T-Mobile Internet Services, and without limiting the foregoing T-Mobile will not be obligated to make Java Content commercially available to Users until such time as T-Mobile determines through its beta testing process that Content Provider has resolved all issues identified by T-Mobile and the applicable Java Content meets T-Mobile's quality and user experience standards.

     d. Trial/Free Versions: Content Provider acknowledges that T-Mobile shall be entitled to offer the Java Content as free trials to its Users. See Exhibit B.

     e. Screenshots for each application to be hosted by T-Mobile. Details to be set forth on Exhibit E, Submission Document.

     f. Instructions for each application, FAQs, etc., to be hosted by T-Mobile. Details to be set forth on Exhibit E, Submission Document.

     g. Java PRD - Content Provider agrees to conform the Content Provider Services, and specifically the Java Content to the T-Mobile Java PRD, attached as Exhibit D to the Agreement.

     h.   Contextual Download Content:

          1. Graphics for download for each application - characters and logos
          2. Ringtone(s) for each application
          3. If T-Mobile charges a premium for downloading (fee to T-Mobile Subscribers beyond transport cost of downloading) - Content Provider and T-Mobile will share [*] of net revenue.
          4. T-Mobile, or its designated third-party provider, will host, serve, and bill for any downloadable services

2.   Marketing

     a. Partner Listing. In the event that Content Provider has a web site that includes a listing of wireless communications carriers with which Content Provider has a relationship, Content Provider will provide a listing for T-Mobile.

     b. Co-Marketing and Exclusive Titles: Parties to discuss opportunities for co-marketing, development of exclusive titles and in-game T-Mobile advertising -and/or sponsorships.

3.   Product/Application Delivery

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     a. Device Schedule: Content Provider will deliver eight (8) applications as outlined above in Section l(a) and available for the devices referenced in Section l(b) for the Commercial Launch Date. T-Mobile will choose a subset of these applications for inclusion on the T-Mobile Internet Service, however T-Mobile will offer commercially no fewer than three (3) applications for each device, to its Users for download.

     b. T-Mobile and Content Provider will agree on an applications release schedule.

     c. Parties will discuss and agree to product roadmap, preliminary launch schedules and applications development for the following handsets:

          TBD

     d. Device Compliance and Pre Launch Requirements. T-Mobile acknowledges that Content Provider needs devices in advance in order to launch simultaneously with T-Mobile handset introductions. T-Mobile will use best efforts to provide a mutually agreed upon number of production or near-production devices to Content Provider for testing and development in advance of commercial launch.

     e. Other Devices: Parties will mutually explore games and launch schedules for the T-Mobile SideKick and the T-Mobile PocketPC devices.

4.   User Support Obligations (SLA).

     a. Customer Care. In addition to application FAQ's and other descriptive materials outlined in Exhibit E, Content Provider shall provide T-Mobile Customer Care staff or T-Mobile Users (at T-Mobile discretion) with support related to requests directly based on application play, functionality, and other issues inherent to the nature of the specific application (i.e. not related to download, billing or other T-Mobile service obligations), in the following formats:
          1. Toll-free number to be answered at a minimum during business hours
          2.   Email support to be answered at a minimum in 24 hours

     b. Technical Support. In addition to (a), above, Content Provider will provide T-Mobile with additional developer and technical support including, but not limited to:

          1. Devoting sufficient resources to resolve problems reported by T-Mobile within a reasonable time under the circumstances, based on the severity of the problem and its effect on development and operation of the Content Provider Mobile Services, and functionality of content thereon.

          2. Designated technical account manager

          3. Reasonable technical support.

     c. General Service Level Agreement. Content Provider acknowledges that prior to launching any networked games (games that allow users to connect via GPRS or SMS to high scores, challenge other users, or allow any communication between users and/or the Content Provider), Content Provider and T-Mobile will agree to a Service Level Agreement complete with uptime requirements and escalation procedures.

                                    EXHIBIT B
                              T-MOBILE DELIVERABLES

1. General and Support Deliverables:

     a. Upon T-Mobile's reasonable acceptance of the Content Provider Mobile Services, T-Mobile will include a link to the Content Provider Mobile Services as listed in Section 3 below. T-Mobile, in its reasonable discretion, will program the overall T-Mobile Internet Service menu and will seek to provide efficient and consistent user navigation.

     b. T-Mobile will provide Content Provider with the highest level membership in T-Mobile's third-party content developer program, will waive any fees associated with that program, and will make a designated contact person available to Content Provider for the provision of services thereunder. T-Mobile will provide Content Provider with documentation, engineering and technical resources as reasonably necessary for Content Provider to carry out its obligations hereunder, but in no event less than those generally provided to other third-party developers having highest level developer status. T-Mobile will also provide demonstration Equipment in a quantity to be determined by T-Mobile, in its reasonable discretion.

     c. In addition to b, above, T-Mobile will provide Content Provider with additional highest-level developer support including, but not limited to:

          1. Devoting sufficient resources to resolve problems reported by Content Provider within a reasonable time under the circumstances, based on the severity of the problem and its effect on development and operation of the Content Provider Mobile Services, and download of content therefrom

          2. Designated technical account manager

          3. Reasonable technical support.

          4. Equipment, including but not limited to the following: T-Mobile to provide Content Provider with not less than two (2) fully functioning and service-enabled units of each type of Equipment to be enabled for Commercial Launch of the Java Content (one for development, one for quality assurance).

          5. Reasonable access upon request to T-Mobile's developer program materials, style guides, white papers, etc.

2. Retail Pricing: Parties to discuss retail pricing for the Java Content, including any minimum suggested retail pricing of Content Provider.

3. Linking/Category Placement Obligations:

     a. Provided that Content Provider (i) complies with the then-current version of T-Mobile's Java PRD, (ii) provides all information required by T-Mobile to do so, and (ii) is otherwise performing its obligations under this agreement in all material respects, T-Mobile will, at its discretion:

          1. Include a link to the mobile gaming section of Content Provider's internet web site from a T-Mobile internet web site designed to provide information about Content Provider Mobile Services,

          2. Include a link to information (to be provided by Content Provider) about Content Provider's wireless product and service offerings (including game playing instructions and information) accessible by T-Mobile Users via their Equipment on the T-Mobile Internet Service.

     b. For services available through wireless devices T-Mobile will provide placement for the Content Provider Mobile Services and the content offered thereon, including at a minimum placement on the "Games Deck" or equivalent area of the T-Mobile Internet Service, and on each game genre subcategory page thereunder. For each newly released Content Provider title, T-Mobile and Content Provider will mutually agree on inclusion within (a) the appropriate game genre subcategory(ies), (b) in any other appropriate categories or locations, together with the duration of such placement.

4. Free Trials. T-Mobile shall make trial versions of each application of Java Content available to Users for up to one (1) free trial session per application.

5. Marketing:

     a. T-Mobile and Content Provider will schedule and hold periodic meetings on a schedule to be agreed for both parties to keep abreast and informed about marketing, upcoming handset road map, technical features and updates, allowing the two parties to make marketing preparations which are not inconsistent with one another.

     b. Parties will discuss in good faith additional marketing opportunities including advertising, point of sale support, game co-branding, game exclusivity and launch etc.

                                    EXHIBIT C

COMPENSATION AND PAYMENT

1.   Revenue Share. T-Mobile agrees to pay Content Provider the following:

     a. (*) of the Net Revenue per unit of Java Content sold by T-Mobile to a User (the "Revenue Share"). For the purposes of this Agreement, "Net Revenue" means all amounts received by T-Mobile, minus taxes, in connection with any sale of Content Provider content to a User (provided that such sale shall not occur, and Net Revenue shall not be received by T-Mobile, until such time as the User has (a) purchased the Content Provider content, and (b) saved the Content Provider content on the User's Interactive Device), less a fixed amount ("Basic Deduction") attributable to credits to Subscribers, customer care, and bad debt of (*) of net revenue. T-Mobile shall be solely responsible for any expenses relating to fraudulent transactions and similar expenses, and such expenses shall not affect the Revenue Share.

     b. Formulas for revenue share:

     Gross Revenue - tax = Net Revenue
     Net Revenue - Basic Deduction = Revenue Share Basis

2. Inclusion on Monthly Billing Statements. T-Mobile will include an itemized charge on its monthly billing statement to each User for Content Provider content accessed/downloaded (regardless of pricing model) by that User during the month in question. Content Provider acknowledges that Users may see other content providers' charges and line items in the same section as Content Provider content billing.

3. Payment. Within thirty (30) days after the end of each calendar month, T-Mobile will provide Content Provider with all activity and reports under this Exhibit Section 1 for such monthly period. All payments shall be made within thirty (30) days of the T-Mobile fiscal Quarter, in lawful currency of the United States of America, shall be accompanied by reports which show in reasonable detail the basis for the payment made, and shall be sent to the following attention:

                              Dwango North America
                              Attn.: Jacques Faust
                              5847 San Felipe St.
                              Houston, TX. 77057

4. Audit Right. No more than once in each twelve (12) month period during the Term and once thereafter. Content Provider shall have the right, during normal business hours, upon fifteen (15) business days' written notice and at Content Provider's expense, to examine, audit and take extracts from T-Mobile's books and records relating to any payments due to Content Provider hereunder; provided that Content Provider will treat such books and records as confidential information of T-Mobile subject to Section 7. In the event that any such examination or audit reveals an underpayment of amounts due, T-Mobile shall promptly pay the amounts owed. In the event that the underpayment exceeds ten percent (10%) of amounts due during the audited period,

     * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     T-Mobile shall also pay Content Provider's actual and reasonable costs of conducting said audit. If such audit reveals an overpayment, the parties will agree on whether to generate a refund or credit in the amount of the overpayment.

5.   Multiple Pricing Models.
     a. Parties acknowledge that T-Mobile consumers are charged separately through monthly subscription fees (and overages as applicable) for GPRS transport associated with Java application downloads ("Current Fee Structure"), and that such fees are not subject to the revenue share outlined in Exhibit C, Section 1. However, Content Provider agrees that in the event T-Mobile modifies its Current Fee Structure so that the cost of GPRS transport fees become additive to each java application download price ("Adjusted Price"), any existing revenue share as outlined in Exhibit C, Section 1, will be based on retail price prior to adding such fees. The Adjusted Price will be at T-Mobile discretion and based on file size of application

     b. T-Mobile will explore the potential for supporting in the future a variety of pricing and billing models, including without limitation pay-per-play, bundles, all-you-can eat, and recurring periodic fee subscription channel service. However, both parties recognize that as of the Commercial Launch Date, pay-per-download will be the default pricing/billing structure.

                                    EXHIBIT D

                                    Java PRD


                              [Provided Separately]

                                    EXHIBIT E

                 T-Mobile Java Applications Submission Document

Below is a detailed list of items required from Content Provider in order to successfully submit the content into the T-Mobile Java Provisioning Server. This information serves as a starting place for out Beta-testing teams to begin working with Content Provider.

Partner Information:
--------------------

1.   Partner Name

2.   Partner Technical Contact Name

3. Partner Technical Contact Information (Phone, Fax, Email, Hours availability)

Application Information:
------------------------

1.   Application Name (as it should appear to the consumer)

2.   Application Detailed Description

3. Application Keywords (consumers will be able to search for these keywords to find the application in the product catalog)

4.   Application Version Number

5.   Application Size

6.   Runtime Memory Requirements

7. Application makes network connections (yes/no, please specify if the application will transfer information using the T-Mobile data network. If yes, specify how the application does this and what information will be transferred.)

Physical Resources:
-------------------

1.   .jad file

2.   .jar file

3.   Screenshots of application (3 images required in .jpg format)

Device Support Information:
---------------------------

1. Device Support (List of targeted T-Mobile devices that application is supported on)

2. Device Specific API usage (detailed list of device specific APIs used in the application)

Marketing Information
---------------------

1.   Game description (format and restrictions to be supplied by T-Mobile)

2.   Game instructions ("How to play")

3.   Game FAQ

4.   Screenshots

5.   Non-interactive demonstration (flash or AVI)